Exhibit 10.1

WAIVER AND CONDITIONAL ADVANCE AGREEMENT

THIS WAIVER AND CONDITIONAL ADVANCE AGREEMENT (this “Agreement”) is made as of March 30, 2011 by and among (i) WorldGate Communications, Inc., a Delaware corporation, WorldGate Service, Inc., a Delaware corporation, WorldGate Finance, Inc., a Delaware corporation, Ojo Services LLC, a Pennsylvania limited liability company, and Ojo Video Phones LLC, a Pennsylvania limited liability company (jointly and severally, the “Borrower”), and (ii) WGI Investor LLC, a Delaware limited liability company (“Lender”).

RECITALS:

A.           Borrower and Lender have entered into that certain Revolving Loan and Security Agreement dated as of October 28, 2009 and amended as of March 9, 2010 and August 11, 2010 (as may be further amended, modified, supplemented or restated, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

B.           In connection with the Loan Agreement, Borrower executed that certain promissory note dated October 28, 2009 and amended as of March 9, 2010 and August 11, 2010, in the maximum original principal amount of $7,000,000, made payable to the Lender (as amended to date, the “Note”).

C.           Pursuant to the Loan Agreement, Borrower granted to Lender a first priority security interest in the Collateral.

D.           As of the date hereof, Lender has determined that Borrower has failed to meet certain of the conditions for Loan Advances under the Loan Agreement (the “Condition Failure”).  Neither the omission of any failure to meet a condition for Loan Advances nor the omission of any existing default or Event of Default under any Loan Document shall constitute a waiver, release or discharge of any such condition failure, default or Event of Default.

E.           Borrower has requested that Lender waive certain conditions to making a Loan Advance under the Loan Agreement, and Lender has agreed to such waiver solely for the purposes of making a conditional Loan Advance under the Loan Agreement on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

In consideration of the mutual covenants and provisions herein contained, the parties hereto agree as follows:

1.           Recitals.  The Recitals set forth above are true and correct and are hereby incorporated by reference.

2.           Acknowledgment of Indebtedness and Liens.  Borrower hereby acknowledges, confirms and agrees that (i) as of the date hereof, $2,340,408.87 in principal and accrued interest indebtedness is outstanding under the Note and such indebtedness is without defense, offset or counterclaim; and (ii) the liens and security interests evidenced by the Loan Documents are valid liens and security interests upon the Collateral and are enforceable in accordance with their terms.

3.           Acknowledgment of Condition Failure. Borrower hereby acknowledges, confirms and agrees that (i) the condition set forth in Section 3(a)(iv) of the Loan Agreement has not been satisfied, (ii) such Condition Failure is continuing as of the date hereof and has not been waived by virtue of any previous actions (or failure to act) by Lender through any course of conduct or course of dealing or otherwise, (iii) Lender is not obligated to make any further Loan Advances under the Loan Agreement, and (iv) Borrower does not have, and will not assert, any defenses, counterclaims, or rights of setoff with respect to the Condition Failure.

4.           Conditions and Agreements.  In order to induce Lender to agree to make the Conditional Loan Advance specified in Section 5 below notwithstanding the Condition Failure, Borrower agrees as follows:

(a)           Three Month Plan.  Borrower has prepared a proposed operating budget dated the date hereof and covering a period from the date hereof through June 24, 2011, setting forth proposed expenditures to be paid (after reflecting expense and workforce reductions) during such period (the “Budget”).  The Borrower has provided Lender with a true and correct copy of the Budget.

(b)           Payments to Creditors.  Borrower shall not (and will not enter into any agreement obligating it to) pay or prepay any indebtedness of Borrower to creditors other than payments expressly identified to be paid as provided in the Budget, unless otherwise agreed in writing (including email) by the Lender.

5.           Conditional Loan Advance; Deferred Interest Obligation.

(a)           Subject to the conditions set forth herein, notwithstanding the Condition Failure, Lender agrees to make a Loan Advance under the Loan Agreement in an amount equal to the aggregate amount of payments set forth on the Budget, but not to exceed $1,200,000 (the “Conditional Loan Advance”).  Lender shall have no obligation to make any further Loan Advances under the Loan Agreement or any other Loan Document. Any breach by the Borrower of its agreements or obligations under this Agreement shall constitute an Event of Default under the Loan Documents, and Lender shall immediately be entitled to pursue its rights and remedies under any or all of the Loan Documents and applicable law on account of such Event of Default without further notice.

(b)           Subject to the conditions set forth herein, Lender agrees that notwithstanding Section 1(d) of the Loan Agreement, Borrower’s obligation to make periodic interest payments on outstanding amounts under the Loan Agreement shall be deferred until July 1, 2011 (the “Interest Payment Deferral”), at which time (i) all accrued but unpaid interest shall be due and payable, and (ii) Borrower’s obligation to make periodic interest payments under the Loan Agreement shall resume.

6.           Release.  Borrower hereby releases, acquits and forever discharges Lender and its officers, directors, employees, members, managers, affiliates and agents from any and all claims, demands, causes of action in law or in equity and liabilities, of any kind or nature, whether known or unknown, liquidated or unliquidated, absolute or contingent, which such party ever had, presently has or claims to have against Lender and any of its officers, directors, employees, members, managers, affiliates or agents prior to the date of this Agreement, that arise out of or in any way relate to this Agreement or any of the Loan Documents or the transactions contemplated thereby.

7.           Ratification.  Except to the extent set forth in this Agreement, each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed by Borrower.

8.           Further Assurances. Borrower agrees to promptly execute such additional documents and take such additional actions as Lender may require to carry out the intentions of this Agreement.

9.           No Waiver; Amendments and Waivers.

(a)           Notwithstanding anything contained herein, Lender does not now waive, nor does it agree that it will waive in the future, any condition, default or Event of Default under the Loan Documents, and any waiver by Lender of any condition, default or Event of Default under the Loan Documents will only be effective if in writing and executed by Lender.  Lender explicitly retains its rights and remedies under the Loan Documents for any default or Event of Default, and Lender explicitly reserves its right to require the satisfaction of any condition under the Loan Documents.

(b)           Borrower acknowledges and agrees that (i) this Agreement is not intended to, nor shall it, establish any course of dealing between the Borrower and the Lender that is inconsistent with the express terms of the Loan Documents, and (ii) except with respect to the conditional agreement hereunder to make the Conditional Loan Advance and the Interest Payment Deferral, the Lender shall not be under any obligation to forbear from exercising any of its rights or remedies upon the occurrence of any default or Event of Default or to make any further Loan Advances under the Loan Agreement.

(c)           No amendment, modification, termination or waiver of any provision of any Loan Document or this Agreement shall be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No waiver given in any instance shall entitle Borrower to any other or further notice or demand in any similar or other circumstances.

10.           Advice of Counsel.  Borrower acknowledges that it has sought and had the opportunity to obtain the advice of, and has been advised by, independent legal counsel of its choice, in connection with the negotiation of the transactions contemplated by this Agreement, and that Borrower has willingly entered into this Agreement with full understanding of the legal and financial consequences of this Agreement.

11.           Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.  The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.  Time is of the essence of each term of the Loan Documents, including this Agreement.  If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.  All notices made or provided under this Agreement shall be made or provided in the manner set forth in the Loan Documents.  This Agreement shall constitute one of the Loan Documents.

12.           Counterparts.  This Agreement may be executed in multiple counterparts, delivery of which may occur by facsimile or electronic communication, all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto have entered into this Agreement as of the date first above written.

BORROWER:

WORLDGATE COMMUNICATIONS, INC.

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  Chief Administrative Officer

WORLDGATE SERVICE, INC.

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, General Counsel and Secretary

WORLDGATE FINANCE, INC.

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, General Counsel and Secretary

OJO SERVICE LLC

By:WorldGate Communications, Inc., its sole member

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  Chief Administrative Officer

OJO VIDEO PHONES LLC

By:WorldGate Communications, Inc., its sole member

By:  /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  Chief Administrative Officer
LENDER: WGI INVESTOR LLC By: PRAESCIENT, LLC, its manager By: /s/ Robert Stevanovski Name: Robert Stevanovski Title: Manager